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                                                                   EXHIBIT 10.59



                              [LODGIAN LETTERHEAD]


                                                                    June 4, 2003

W. Thomas Parrington
504 Beaver Road
Sewickley, PA  15143-1006

Dear Tom:

         On behalf of Lodgian Inc. (the "Company"), I am pleased to offer you a position as the Interim Chief Executive Officer of the Company on the terms and conditions set forth in this letter. The board of directors of the Company (the "Board") shall announce your position as Interim Chief Executive Officer at such time as the Board deems appropriate, provided, that such announcement shall stress the interim nature of your position and that the Company is currently searching for a permanent chief executive officer. Your employment shall commence no earlier than May 21, 2003 and no later than June 5, 2003, as mutually agreed between you and the Board. You shall have such duties, responsibilities and authorities as the Board shall determine are appropriate for your position. Without limiting the generality of the foregoing, you will be expected to actively participate in, and use your best efforts to facilitate, the Company's search for a permanent Chief Executive Officer and reassure potential candidates for such position that you will not be an impediment to their ability to perform the function of Chief Executive Officer. You agree to devote your full business time and best efforts to the performance of your duties hereunder and agree that you will not engage in any other business, profession or occupation for compensation or otherwise without the prior written consent of the Board. In addition, during the term of your employment hereunder, you shall continue to serve as a member of the Board; provided that, you shall resign from all committees of the Board.

         With respect to compensation for your services as Interim Chief Executive Officer of the Company, subject to your continued employment with the Company, during the term of your employment hereunder you will receive the following compensation and benefits, from which the Company shall be entitled to withhold any amounts required by applicable law:

                  (i) The Company shall pay you a base salary ("Base Salary") at the rate of $40,000 per month, prorated for any partial month; provided, that your Base Salary shall be reviewed by the Board ninety
         (90) days following the commencement of your employment. Such Base Salary shall be payable in accordance with the normal payroll practices of the Company.

                  (ii) The Company shall provide you a furnished apartment in Buckhead, Georgia that contains a minimum of two bedrooms and two bathrooms. In addition, the Company shall reimburse you for (A) your moving expenses from your current residences to the apartment in Buckhead, Georgia, and other reasonable expenses incurred by you due to the short-term nature of your assignment (as approved by the Company), up to a maximum of $20,000 and (B) two weekend trips per month to your other residences; provided, that such trips shall be combined, where possible, with other Company


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         business travel to minimize the cost to the Company. The reimbursement of moving and other expenses described in (A) above in the amount of $10,000 shall be paid by the Company to you as soon as practicable (but in no event later than five (5) business days) following the commencement of your employment and the Company shall reimburse you for such other moving and other expenses (to the extent incurred and subject to the aggregate $20,000 maximum) thirty (30) days thereafter.

                  (iii) The Company shall reimburse you for the cost of your current medical insurance premium.

         Any annual or long-term incentive compensation that is paid to you will be in the sole discretion of the Board (i.e., no minimum or guaranteed incentive compensation). The Company shall provide you with two weeks paid vacation from September 16, 2003 until September 30, 2003; provided, that your employment has not been previously terminated.

         Your employment with the Company is for an unspecified duration and constitutes "at-will" employment, and this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at your or the Company's option, with or without notice without further obligation of either party hereunder; provided that you will be obligated to give the Company 30 days advance written notice of any resignation of your employment and the Company will be obligated to give you thirty (30) days advance written notice of any termination by the Company without Cause (as defined below).

         For purposes of this letter agreement, "Cause" shall mean (i) your continued failure to perform your duties to the Company (other than as a result of your total or partial incapacity due to accident or physical or mental illness) for a period of 10 days following written notice of such failure from the Company, (ii) your conviction of, or entry of plea of guilty or nolo contendere to a felony under the laws of the United States or any State thereof or (iii) your willful act or omission which results in demonstrable injury to the financial condition or business reputation of the Company or its subsidiaries or affiliates.

         The termination of your employment hereunder shall not affect your continued service as a member of the Board and following such termination of employment, provided that you remain a member of the Board, you shall be reappointed by the Board to the committees you served on prior to the commencement of your employment with the Company.

         All notices or communications hereunder shall be in writing, addressed:
(i) to the Company at its principal corporate headquarters, to the attention of the [General Counsel] and (ii) to you at the most recent residential address contained within the personnel records of the Company (or to such other address as such party may designate in a notice duly delivered as described below). Any such notice or communication shall be delivered by telecopy, by hand, by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above, and in the case of delivery other than by hand, the third business day after the actual date of mailing shall constitute the time at which notice was given.

         Any controversy or claim arising out of or relating to this letter agreement or the breach of this letter agreement that cannot be resolved by you and the Company shall be construed,



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interpreted and governed in accordance with the laws of State of Georgia, without regard to the conflicts of law provisions thereof.

         This letter agreement contains the entire understanding of the parties with respect to your employment with the Company and there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This letter agreement may not be altered, modified or amended, except by written instrument signed by the parties hereto and may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The failure of a party to insist upon strict adherence to any term of this letter agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

         You hereby represent to the Company that (i) the services provided by you to or for the benefit of the Company through the date hereof have not constituted and (ii) the execution and delivery of this letter agreement by you and the Company and the performance of your duties hereunder shall not constitute, in either case, a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which you are a party or otherwise bound.

         This letter agreement shall not be assignable by you but may be assigned by the Company to an entity that is a successor in interest to substantially all of the business operations of the Company.

         If the foregoing terms and conditions are acceptable and agreed to by you, please sign on the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned.


                                              LODGIAN INC.


                                              By:
                                                 -------------------------------

                                              Name:
                                                   -----------------------------
                                              Title:
                                                     ---------------------------

Accepted and Agreed
This __ day of June, 2003



---------------------------
W. Thomas Parrington